Exhibit 99.1

CONTACT AT ARBIOS:
Shawn Cain, 1-781-839-7292
Scott Hayashi, 1-626-356-3105

CONTACT FOR MEDIA RELATIONS:
Doug MacDougall, 1-781-235-3060

ARBIOS ANNOUNCES IT HAS SUSPENDED OPERATIONS
Action taken to conserve cash while seeking financing/strategic alternatives

Waltham, MA – August 5, 2008 – Arbios Systems, Inc. (OTC BB: ABOS) announced today that the Company is focusing its day-to-day operations exclusively on obtaining financing or consummating a strategic transaction. In order to preserve the Company’s remaining cash resources, the Company’s employees were released from employment, except for Shawn Cain, the Company’s President and CEO, and Scott Hayashi, the Company’s CFO, who will continue to provide services to the Company as part-time consultants on a month-to-month basis while they seek funding and strategic alternatives. The Company does not expect to publicly disclose any developments with respect to any financing transactions or strategic alternatives unless and until its Board of Directors has approved a transaction. There can be no assurances that the Company will be able to obtain financing and/or enter into a strategic transaction, or as to the timing or terms of any such transaction.

As the Company has previously disclosed, the Company needs to either raise additional funds or enter into a strategic relationship in order to fund the completion of clinical trials for its SEPET™ Liver Assist Device, the preparation and submission of applications to the FDA and other competent authorities for marketing in Europe, and the maintenance of its intellectual property portfolio. If a financing or strategic transaction is not consummated, or near consummation, by August 31, 2008 the Company will then need to consider other options, including liquidation of the Company.

“We have spent the past several months seeking financing and strategic opportunities to maintain the momentum we have achieved towards the clinical validation and market approval of SEPET™. SEPET™ is our extracorporeal (outside the body) liver assist device for blood purification of patients suffering from cirrhosis due to chronic liver disease and who are hospitalized with acute complications due to worsening liver dysfunction and portal hypertension,” commented Shawn Cain. “Unfortunately, despite our recent accomplishments, in the current financial environment, we have not been able to obtain any funding.”

1050 Winter Street, Suite 1000, Waltham, Massachusetts 02451
Tel: 1-781-839-7292 • Fax: 1-781-839-7295
www.arbios.com

These accomplishments include:

•
Completing and reporting positive safety results from our Phase 1 clinical study. In addition, signs of clinical efficacy were observed with 79% of the patients meeting the primary endpoint of a two-grade improvement in hepatic encephalopathy, with an average of only two treatments.

•	Establishing exclusive manufacturing agreements with recognized and well-respected manufacturers of medical products, allowing commercial scale production and economics.
•	Securing FDA approval to commence a pivotal clinical trial of the SEPET™ device in the US and Europe.
•	Securing the required European approvals to begin the first segment of the SEPET™ pivotal trial in Rostock, Germany.
•	Commencing work towards approval to market SEPET™ in the European Union (through a CE Mark).

“We remain confident in the benefits that SEPET™ may offer patients with chronic liver disease,” noted Dr. John Vierling, M.D., FACP, Chairman of Arbios and Professor of Medicine and Surgery and Chief of Hepatology at the Baylor College of Medicine. “Hepatic encephalopathy represents one of the most frequent complications of cirrhosis necessitating hospitalization, and SEPET’s rapid time to a sustained two-stage improvement of hepatic encephalopathy observed in the SEPET™ Phase 1 FDA trial exceeded our expectations, providing us with much hope for the clinical success of SEPET’s pivotal trial,” further commented Dr. Vierling. “Unfortunately, unless in the near future we are able obtain additional operating funds, or unless we are able to otherwise enter into a strategic transaction, Arbios will not realize a return on its investment in this company’s important and valuable assets and technologies.”

About Arbios’ SEPET™ Liver Assist Device

The SEPET™ Liver Assist Device is a sterile, disposable cartridge containing microporous hollow fibers with proprietary permeability characteristics. When a patient's blood is passed through these fibers, blood plasma components of specific molecular weights are expressed through the micropores, thereby cleansing the blood of harmful impurities (e.g., hepatic failure toxins as well as various mediators of inflammation and inhibitors of liver regeneration). These substances would otherwise progressively accumulate in the patient's bloodstream during liver failure, causing hypotension, increasing risk of sepsis development and accelerating damage to the liver, lungs and other organs, including the brain and kidneys, and suppressing the function and regeneration of the liver. SEPET™ is designed for use with standard blood dialysis systems available in hospital intensive care units.

According to the American Liver Foundation, liver disease is among the top seven causes of death in adults in the United States between the ages of 25 - 64. In fact, one out of every 10 Americans has some form of liver disease. There is currently no satisfactory therapy available to treat patients in liver failure, other than maintenance and monitoring of vital functions and keeping patients stable through provision of intravenous fluids and blood products, administration of antibiotics and support of vital functions, such as respiration.

1050 Winter Street, Suite 1000, Waltham, Massachusetts 02451
Tel: 1-781-839-7292 • Fax: 1-781-839-7295
www.arbios.com

About Arbios Systems
Arbios Systems, Inc. is developing proprietary medical devices and cell-based therapies to enhance the survival of millions of patients each year who experience, or are at risk for, life-threatening episodes of liver failure. The Arbios product candidate portfolio includes the SEPET™ Liver Assist Device, a novel blood purification therapy that provides enhanced "liver dialysis," and the HepatAssist™ Cell-Based Liver Support System, a bio-artificial liver that combines blood detoxification with liver cell therapy to replace whole liver function in patients with the most severe forms of liver failure. For more information on the Company, please visit http://www.arbios.com.

This press release contains forward-looking statements, including, but not limited to, statements regarding the Company’s belief that, the pivotal trial, if successful, should support approval of SEPET™ in the United States and marketing efforts in the United States and the European Union, the Company’s expectations with respect to the timing, design and implementation of the pivotal trial, including the Company’s plans with respect to seeking approvals for sites to conduct the pivotal trial, and the Company’s goals regarding its financing and strategic alternatives. The forward-looking statements contained in this press release involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s ability to timely and successfully raise capital, the goals and results of clinical trials, compliance with regulatory requirements, the likelihood of obtaining marketing approval, labeling of the Company's products, the need for subsequent substantial additional financing to complete clinical development of its products, future markets and demand for the Company's products, and Arbios' ability to successfully market its products and technologies. These statements represent the judgment of Arbios' management as of this date and are subject to risks and uncertainties that could adversely affect the Company. Arbios cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements. Please refer to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, and to our subsequent Quarterly Reports on Form 10-Q, for a description of risks that may affect our results or business conditions. The Company does not undertake any obligation to publicly release the result of any revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events except as required by law. SEPET™ and HepatAssist™ are trademarks of Arbios Systems, Inc.

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1050 Winter Street, Suite 1000, Waltham, Massachusetts 02451
Tel: 1-781-839-7292 • Fax: 1-781-839-7295
www.arbios.com